Exhibit 99-a

      Statement Required by 18 U.S.C. Section 1350, as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


      This certificate is being delivered pursuant to the requirements of
      Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any other person for any other purpose.

      In connection with the Quarterly Report on Form 10-Q of BellSouth Corporation (the "Company") for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, F. Duane Ackerman, Chairman of the Board, Chief Executive Officer and President of the Company, and Ronald M. Dykes, Chief Financial Officer, of the Company, certify that

                o the Report fully complies with the requirements of section
                  13(a) or 15(d) of the Securities Exchange Act of 1934; and

                o information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ F. Duane Ackerman

F. Duane Ackerman

April 29, 2003




/s/ Ronald M. Dykes

Ronald M. Dykes

April 29, 2003






A signed original of this written statement required by Section 906 has been provided to BellSouth Corporation and will be retained by BellSouth Corporation and furnished to the Securities and Exchange Commission or its staff upon request.